Exhibit 99.1
Stock Code: 688082 Short Name: ACMSH
ACM Research (Shanghai), Inc.
Records of Investor Relation Activities
No.: 2025-04

Type of investor relation activities	□ Targeted investor research □ Analyst meeting □ Media interview √ Earnings Call □ Press conference □ Roadshow □ On-site visit □ Others
Date	November 13, 2025
Venue	Conference call
Representatives of the listed company	Chairman: HUI WANG General Manager: JIAN WANG Chief Financial Officer: LISA YI LU FENG Board Secretary: MINGZHU LUO

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Exhibit 99.1

Summary of investor relation activities
I. Company Introduction: Management of the ACM Research (Shanghai), Inc. (the “Company”) gave a brief introduction to the results and financial performance of the Company for the third quarter of 2025 and answered questions raised by investors.

II. Q&A
1. What is the breakdown between memory and logic in the Company’s disclosed order backlog? What is the delivery lead time for these orders?
A: Based on our sales performance this year, memory accounts for a higher portion of our order backlog compared with logic. The average delivery lead time for these orders is around 6 months.

2. With progress in the Company’s cleaning equipment business and optimization of business structures such as memory, which products are expected to see increased demand in the future?
A: For 3D NAND, our cleaning equipment now provides near-full process coverage, with only a few remaining steps undergoing validation. Our Ultra C wb wet cleaning system has also been significantly upgraded with our patented nitrogen bubbling technology, which enhances wet-etch uniformity and reduces secondary by-product deposition. We believe this technology has strong application potential next generation 3D NAND, 3D DRAM, and 3D logic devices, and expect it to support a steadily expanding market opportunity.
For DRAM, our proprietary SAPS technology is currently applied at the 28nm logic node, advanced DRAM nodes, and has been stably adopted across nearly 30 process steps on SK Hynix production lines.
For high-temperature sulfuric-acid cleaning, our patented nozzle design enables particle-removal performance down to 19nm, with particle counts reduced to single digits. This improves customer yields and significantly lowers maintenance requirements by eliminating the need for external chamber cleaning. We believe this product is globally industry-leading. We have also defined a performance-enhancement roadmap to further extend particle-size capability to 17nm, 15nm, and even 13nm to support future advanced nodes.
For supercritical CO2 drying and cleaning, our self-developed system has reached a world-leading performance level. Its CO2 consumption is more than 40% lower than comparable international systems, significantly reducing customers’ consumable costs. We are confident in the system’s competitiveness and expect it to capture meaningful market share.
Our furnace systems continue to make solid progress in customer expansion. As of September 30, 2025, we had secured 18 furnace customers. We expect incremental revenue contributions from furnace in future periods.
Looking ahead, we will continue to pursue breakthroughs in process technologies and customer validation, further strengthening our market competitiveness. We remain committed to advancing next-generation wafer- and panel-level packaging technologies globally and contributing to the development of the global AI semiconductor industry.

3. From the perspective of new order intake, what is the current status of the Company’s order backlog? What is the outlook for next year? Which types of customers are expected to contribute more to order growth ?
A: According to our disclosure on September 30, our order backlog as of September 29, 2025 amounted to approximately RMB 9.072 billion, representing a 34.10% year-on-year increase compared with the voluntarily disclosed backlog for the same period last year.
Looking ahead to next year, we expect to continue delivering growth in both output and revenue. On the supply side, we are achieving continued breakthroughs in single-wafer high-temperature cleaning as well as medium- and low-temperature sulfuric-acid cleaning. On the demand side, we believe the ongoing investments of China’s memory and logic industries will drive continued demand for our tools.
For new equipment, we see additional growth opportunities for our electroplating. Furnace systems—leveraging our world-first ultra-high temperature capability (above 1,250°C)—are expected to drive increasing contributions in the IGBT sector. We also expect meaningful progress in LPCVD and vertical-furnace ALD systems. For Track systems, we expect to continue securing additional customers, supporting our growth objectives. For PECVD, we expect the shipment of two systems by year-end.
We have also introduced the world’s first panel-level horizontal electroplating system, highlighting ACM’s differentiated technology advantages. This system is expected to be shipped to customers in the near term. Overall, we expect our new equipment portfolio to contribute meaningfully to our shipments next year.

4. The gross margin of some equipment companies experienced quarter-on-quarter pressure in Q3. What is the Company’s view on this?
A: Gross margin is an important indicator of a company’s overall competitiveness. Our core strengths lie in our globally proprietary equipment technologies and our differentiated competitive positioning. We expect our gross margin to remain in the 42%-48% range on a sustainable basis. Going forward, we will continue advancing technology upgrades and product innovation, addressing customers’ process challenges, and strengthening our competitive moat, thereby supporting healthy and stable gross margin performance.

5. Based on customer interactions, have you observed a clear trend of increasing adoption of domestic Chinese equipment in logic and memory, especially DRAM? Also, does the Company expect to capture greater market share internationally?
A: We have observed increasing customer shifts toward domestic equipment. As the quality and performance of domestic tools continue to improve, we believe customer adoption will continue to rise next year. Internationally, we remain committed to long-term market development. Supported by differentiated technologies and globally competitive products, we will continue to promote our equipment in international markets, expand our global market share, and contribute to the development of the worldwide semiconductor industry.

6. Looking ahead to next year, where will the primary demand for advanced packaging come from?
A: Based on current market trends, we believe demand for advanced packaging will continue to increase. Our advanced packaging equipment performed well in Q3, and we expect this momentum to continue into next year. We offer one of the most comprehensive portfolios of advanced wafer wet-process equipment globally, covering coating, developing, stripping, etching, cleaning, and electroplating. Panel-level packaging is also emerging as a key industry trend. In this area, we have introduced several core systems—including electroplating, wet bevel etch, and vacuum cleaning—and plan to roll out additional products over time. We believe we are positioned at the forefront globally in supporting the industry’s transition from wafer-level to panel-level packaging.

7. The adjusted net profit attributable to the parent reported by the Company differs from the figures disclosed by the U.S.-listed parent company in the past two quarters. What are the reasons? Which accounting items are affected?
A: The difference between the financial results of ACMSH and those of our U.S.-listed parent company, ACMR, primarily arise from the different accounting standards applied. Under ACMSH’s accounting policies, revenue is recognized after installation and commissioning.
Under U.S. GAAP, revenue for first-time equipment deliveries to a specific customer is recognized after customer technical qualification /acceptance per contractual obligations; however, for repeat orders with an established transaction history, revenue may be recognized upon shipment.

8. Could you provide further insights into the outlook for the Chinese market next year and the Company’s expected growth?
A: We believe the overall Chinese market will remain stable next year. We also believe that the continued rollout of new products will provide a strong foundation for growth in the years ahead. In line with past practice, we plan to voluntarily disclose our 2026 revenue outlook in January 2026.

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Exhibit 99.1

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Encl.: List of Participants

HeWeek
IGWT Investment
JKCapitalManagementLimited
Beijing General Trend Investment Management Co., Ltd.
Bosera Fund Management Co., Ltd.
Caitong Fund Management Co., Ltd.
Caitong Securities Co., Ltd.
Chongqing Yuhui Investment (Group) Co., Ltd.
Dajian Investment Management (Shanghai) Co., Ltd.
Dehua Venture Capital Co., Ltd.
Orient Fund Management Co., Ltd.
Dongxing Securities Corporation Limited
Fuzhou Development Zone Sanxin Asset Management Co., Ltd.
Fubon Bank (China) Co., Ltd.
Gengji (Shanghai) Investment Management Co., Ltd.
Gongqingcheng Dingrui Asset Management Co., Ltd.
Granford (Beijing) Capital Management Co., Ltd.
Guangdong Bozhong Intelligent Technology Investment Co., Ltd.
Guangdong Xianjin Industrial Investment Co., Ltd.
Guangdong Zheng Yuan Private Fund Investment Management Co., Ltd.
Guangzhou Industrial Control Capital Management Co., Ltd.
Guangzhou Yunxi Private Placement Securities Fund Management Co., Ltd.
China Life Insurance Security Fund Management Co., Ltd.
Guotai Haitong Securities Co., Ltd.
Guotai Asset Management Co., Ltd.
Guosen Securities Co., Ltd.
Harmony Capital Group Limited
Hongyun Private Equity Fund Management (Hainan) Co., Ltd.
Huafu Securities Co., Ltd.
Huatai Securities Co., Ltd.
Huatai Asset Management Co., Ltd.
HSBC Jintrust Fund Management Company Limited
GF Venture CAPITAL Co., Ltd.
Kaiyuan Securities Co., Ltd.
ORCHID ASIA HONG KONG MANAGEMENT COMPANY LIMITED
Lanhai Qicheng (Beijing) Investment Management Co., Ltd.
Lanzhong Investment Management Co., Ltd.
JPMorgan Chase Securities Co., Ltd.
Morgan Stanley Bank Asia Limited
Penghua Fund Management Co., Ltd.
Penghua Asset Management Co., Ltd.
Ping An Fund Management Co., Ltd.
Ping An Securities Co., Ltd.
Qingdao Yinglong Asset Management Co., Ltd
PICC Capital Equity Investment Company Limited
UBS Group AG

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UBS Securities Co., Ltd.
Shandong Centrin Rise Technology Co., Ltd.
Shanghai Bodu Investment Management Co., Ltd.
Shanghai Daoren Asset Management Co., Ltd.
Shanghai Dehui Group Co., Ltd.
Shanghai Dushi Investment Co., Ltd.
Shanghai International Trust Co., Ltd.
Shanghai Jiashi Private Fund Management Co., Ltd.
Shanghai Jinen Investment Co., Ltd.
Shanghai Kandao Asset Management Co., Ltd.
Shanghai Lianshi Investment Management Co., Ltd.
Shanghai Mingshi Private Equity Fund Management Co., Ltd.
Shanghai Qinmu Asset Management Partnership (L.P.)
Shanghai Qiuyang Yuliang Investment Management Co., Ltd.
SWS RESEARCH CO., LTD
Shanghai Xiaoyong Private Equity Fund Management Co., Ltd.
Shanghai Yiheyuan Asset Management Co., Ltd.
Shanghai Foresight Investment Management Co., Ltd.
Shanghai Zhaoyun Investment Management Co., Ltd.
Shanghai Securities Co., Ltd.
SWS MU Fund Management Co., Ltd.
SHENZHEN WISDOM ASSET MANAGEMENT CO., LTD.
Shenzhen Foxon Investment Management Co., Ltd.
Shenzhen Qianhai Hui Jie Da Li Capital Co., Ltd.
Shenzhen Qianhai Xuxin Asset Management Co., Ltd.
Shenzhen Guohui Investment Co., Ltd.
Shenzhen Yujin Investment Co., Ltd.
Shenzhen Zhongtian Fortune Fund Management Co., Ltd.
Sanford C. Bernstein (Hong Kong) Limited
Sichuan Zhenxing Jiajie Private Equity Securities Investment Fund Management Co., Ltd.
Tianfeng Securities Co., Ltd. Shanghai Securities Self-operated Branch
China Nature Asset Management Co., Ltd.
Xi’an Jiangyue Private Equity Fund Management Co.,Ltd.
MELCO INTERNATIONAL DEVELOPMENT LIMITED
New China Fund Management Co., Ltd.
Symbol Investment (Shanghai) Co., Ltd.
Nomura Oriental International Securities Co., Ltd.
Yinhua Fund Management Co., Ltd.
Yong’an Property Insurance Co., Ltd.
Yuefo Private Equity Fund Management (Wuhan) Co., Ltd.
Chang'an Fund Management Co., Ltd.
Changjiang Securities Company Limited
China Merchants Securities Co., Ltd.
Zheshang Securities Co., Ltd.
AVIC Securities Co., Ltd.
China United Insurance Group Company Limited
Zhongtai Securities Co., Ltd.

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CITIC Securities Co., Ltd.
Generali China Asset Management Company Limited
China Post Securities Co., Ltd.
Central China Securities Co., Ltd.

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The following information is provided in connection with the furnishing of the above Record of November 2025 Investor Relation Activity of ACM Research (Shanghai), Inc. (“ACMSH”) (the “Record”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.:

Forward-Looking Statements
Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMSH’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, including those recently published by the U.S. Department of Commerce imposing certain restrictions on equipment shipments and business practices with China-based semiconductor manufacturers, currency fluctuations, political instability and war, all of which may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM Research, Inc. makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after

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the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

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